Last Call for Redemption

A new way of creating and selling independent film by maximizing today's technology to drastically slash costs, potentially increasing profitability, and fulfill an underserved market that could create a win-win for all involved.



Invest

$100.80 minimum investment

DEADLINE: July 18, 2026

in a month

UNIT PRICE

$2.10

TOTAL RAISED ON NETCAPITAL

$0

TOTAL RAISED THIS ROUND

$7,262

VALUATION THIS ROUND

$210,000

Reg CF offering provided by Netcapital Funding Portal Inc.

INTRODUCTION

Our mission is to create a new business model for film that streamlines independent film to fulfill an underserved audience where everyone involved wins.

In his early 20s, Steve Ferguson worked as a professional actor while developing his own theater and short film productions on the side by producing and directing them. Upon getting married he decided to put his pursuits in the film and theater industry on hold to focus on providing for his newly formed family. He and his wife started a business in the cosmetic industry, which grew rapidly and would become the foundation for the development of his business skills.

Years later, when he was ready to return to the film industry he realized the industry had radically changed; Technology had not only made films exponentially cheaper to make, but also easier and more inexpensive to reach target markets and even sell direct-to-consumer, sidestepping the traditional middlemen involved in distribution, and making film just as easy to distribute worldwide as in the US. He could only envision an exciting new world where the artist could not only maintain full control over their creation but also benefit from it financially.

He began to reach out to people from his hometown of Clawson, Michigan with his new idea, which is when he reconnected with his former classmate, Terry Shea, who had previously had great success as an entrepreneur in tech. **Terry recognized both the idea and the moment, and immediately came onboard as Executive Producer for their first film, *Last Call for Redemption* – bringing the same pattern recognition, strategic clarity, and long-horizon thinking that shaped his business career into this new creative chapter.**



PROBLEM

Independent filmmakers need an alternative to being able to make their films and deliver them to their target audiences. These audiences are currently underserved.

Supply Problem (Filmmakers Limited Options) + Demand (Underserved Audience) = Clear Business Opportunity


SUPPLY PROBLEM
Filmmakers Limited Options
No!
ACCESS DENIED.
No
No!
NO DISTRIBUTION
No!
No!
No!
No!
No!
DEMAND
Underserved Audience
SEEN IT ALL
SAME OLD STORIES
CLEAR BUSINESS OPPORTUNITY

- Only 12% of independent filmmakers secure funding from traditional sources like studios or major investors (2022 IFP State of the U.S. Independent Film Report).
- 68% of indie filmmakers reported funding gaps as their top challenge in 2023, with 45% unable to secure enough funds to complete their films (2023 Indie Filmmaker Challenges Report).
- About 52 million Americans identify as fans of independent films, with a potential audience of more than 76 million people (Shorenstein Center).
- **Study reveals untapped market of 40 million people who will pay for Indie Films on streaming (IndieWire).**

SOLUTION

Our company aims to develop and produce independent films and deliver them directly to an underserved audience looking for fresh, authentic stories – potentially creating a sustainable path for filmmakers to finance, create, and distribute their work outside the traditional studio system. This could be a win-win situation for all of those involved.



SUPPLY SOLUTION
Filmmakers Empowered
Yes!
Yes!
Yes!
Yes!
Yes!
Yes!
Yes!
DISTRIBUTION
DEMAND
Fulfilled Audience
INTRIGUING CONTENT!
AMAZING!
$ $ $

Potential Outcome

BUSINESS MARKET

We want to create a new A-to-Z business model in the development, finance, production, and distribution of film by maximizing today's technology and using results-driven tactics, enabling independent filmmakers to bring fresh, new content directly to an underserved market via our own streaming platform, cutting out traditional middlemen and reducing costs throughout the process, and therefore maximizing profits for all involved- investors, production company, filmmakers, cast and crew.

FILM MEDIA MARKET SIZE


Film Media Market
Global Growth Insights
$109.38 Billion
$117.69 Billion
$217.5 Billion
2024
2025
2034
Base Year
2024
Study Period
2020-2034
CAGR
7.06%
Source: Global Growth Insights

Global Growth Insights

- The Global Film Media Market size was valued at **109.38 billion in 2024** and is projected to reach **117.69 billion in 2025**. It is expected to grow significantly, touching **217.5 billion by 2034**, registering a **compound annual growth rate (CAGR) of 7.06% from 2025 to 2034**. This growth is fueled by the rapid adoption of digital platforms and content diversification. With **over 65% of global consumers preferring on-demand streaming services**, the market is shifting from traditional to digital-first distribution models. **More than 70% of new film projects are now released across digital platforms**, indicating a strong transformation in viewer behavior and revenue models.
- North America: The average domestic gross for indie films in 2023 was $1.2M, with **12% of indie films grossing over $10M** (2023 Indie Film Gross Report).
- **Indie films have a 5.3x higher rate of winning jury prizes at major festivals** (e.g., Sundance, Cannes) than studio films (2023 Festival Prize Report).
- Streaming platforms **generated $4.1B in revenue from indie content** in 2023, up 35% from 2020 (2023 Streaming Indie Revenue Report).
- **In 2023, 18 indie films crossed $50M in global streaming revenue**, up from 5 in 2020 (2023 Streaming Indie Hit Report).
- **Indie films have a 68% higher return on investment (ROI)** than studio films when adjusted for marketing spend ($2.3M vs. $1.8M ROI), per the 2023 Indie ROI Study.
- Social media campaigns for **indie films generate 3.2x more ticket sales** than traditional advertising (TV, print) in the first 30 days (2023 Indie Social Ad Impact Report).
- The top indie film of 2023, "Past Lives," grossed **$13.5M domestically and $21.2M globally**, with 89% of its streaming revenue coming from non-U.S. markets (2023 Top Indie Films Report).
- North America maintains a dominant position in the global film media market, accounting for nearly 40% of overall content production. The region also shows a **30% year-over-year growth in independent film entries to festivals**. Over 55% of North American viewers prefer online platforms over cinemas (Global Growth Insights).
- Europe: Film festivals across France, Germany, and Italy attract more than 30% of global independent film releases. Additionally, about **35% of viewers in the region prefer films with historical, documentary, or artistic narratives.** Streaming adoption continues to rise, with over 50% of the population engaged in online film consumption (Global Growth Insights).

Regional Insights

Global Growth Insights

Top Region	Market Size	Market Share
North America	USD 4.66 Bn	40%
Europe	USD 2.16 Bn	20%
Asia-Pacific	USD 1.43 Bn	32%
Middle East & Africa	USD 0.22 Bn	8%

Source: Global Growth Insights

Global Growth Insights

Phase	Month 1-2	Month 3	Month 4-6	Month 7-18	Month 19	Month 20
Pre-Production						
Production						
Post-Production						
Film Festivals						
Pre-Launch Campaign						
Launch						

Planned Timeline

TEAM



Monica Ferguson

Executive Producer

Monica Ferguson is President and CEO of Sculptor Body Molding, Inc., a cosmetic business in Los Angeles, California, which she started in 2005 from the ground up and grew into a multimillion dollar corporation. She's a master marketer and innate business woman, who is always thinking outside the box.



Steve Ferguson

Producer/Director

Steve Ferguson is Vice President and CFO of Sculptor Body Molding, Inc. and has overseen its growth from its humble beginnings into 5 locations throughout Southern California and with annual sales in the millions. He has produced several theater and short film productions in Los Angeles and a critically acclaimed play in Buenos Aires, Argentina.



Don Starnes

DP & Consultant

Don Starnes has been involved in making films for the past 40 years having worked as a principal crew member on well known movies and shows such as Star Trek IV: The Voyage Home, Scream, 13 Reasons Why along with numerous independent films and has produced and directed several films of his own. He brings tons of filmmaking experience to the table.



Terry Shea

Executive Producer

Terry Shea spent three decades at the intersection of technology and enterprise leadership. He first founded DataFusion Consulting, a highly respected CPM and data integration firm. After selling DataFusion Consulting, he became an early stakeholder and a VP at OneStream Software, which ended up going public in 2024. His career has been defined by solving complex problems, building high-performing solutions, and knowing when to bet on something worth believing in. Terry is based out of Long Island, NY and Providenciales, Turks & Caicos, where he is currently focused on photography, writing, and exploring creative work rooted in emotional truth.

USE OF PROCEEDS

If the offering's maximum amount of $210,000 is raised:

Use	Value	% of Proceeds
Production	$106,000	50.5%
Cast	$34,850	16.6%
Post-Production	$10,000	4.8%
General and Administration	$15,000	7.1%
Legal	$6,360	3.0%
Marketing	$25,000	11.9%
Insurance	$2,500	1.2%
Intermediary fees	$10,290	4.9%

TERMS

This number includes all funds raised by the Company in this round on Netcapital. This is an offering of Class B Membership Units, under registration exemption 4(a)(6), in Last Call for Redemption LLC. This offering must reach its target of at least $10,000 by its offering deadline of July 18, 2026 at 12:59am ET. If this offering does not reach its *target* by the offering deadline, then your money will be refunded.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

200,000 units
× $2.10 per unit

$420,000 implied valuation

FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

All SEC filings related to this offering are available here:

- Form C on April 22, 2026
- Form C/A on May 21, 2026

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

If Last Call for Redemption has presented in any webinars during the offering period, you may access them here

> Website

UPDATES

May 21, 2026 • Filed Form C/A

Apr 22, 2026 • Filed Form C

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